UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Wright Medical Group N.V.
(Name of Registrant as Specified In Its Charter)

Stryker Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This Schedule 14A filing relates solely to a planned tender offer by Stryker B.V., a private company with limited liability organized under the laws of The Netherlands (“Purchaser”) and a wholly owned subsidiary of Stryker Corporation, a Michigan corporation (“Stryker”), to acquire all of the issued and outstanding ordinary shares, par value €0.03 per share, of Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands registered with the trade register in The Netherlands under file number 34250781 (“Wright”), at a price of $30.75 per share, in cash, without interest, subject to any required applicable withholding of taxes, pursuant to a Purchase Agreement, dated as of November 4, 2019, among Purchaser, Stryker and Wright.

This Schedule 14A filing consists of a presentation to Wright employees, dated November 6, 2019.

Forward-looking statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the failure to satisfy any of the closing conditions to the acquisition of Wright, including the receipt of any required regulatory clearances (and the risk that such clearances may result in the imposition of conditions that could adversely affect the expected benefits of the transaction); delays in consummating the acquisition of Wright; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright; the effects of the proposed Wright transaction (or the announcement thereof) on the parties relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Additional Information and Where to Find It

The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Wright, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

Participants in the Solicitation

Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

Welcome! 1Welcome! 1

Stryker team



Tim Scannell
President & Chief Operating Officer



Spencer Stiles
Group President Orthopaedics & Spine



Dr. Xavier Berling
Global President Trauma & Extremities



Mike Panos
North American President Trauma & Extremities



Gordon Van Ummersen
Vice President & GM Extremities



Lorien Gallo
Vice President, HR Trauma & Extremities

Tim Scannell President & Chief Operating OfficerTim Scannell President & Chief Operating Officer

Spencer Stiles Group President, Orthopaedics & SpineSpencer Stiles Group President, Orthopaedics & Spine

75+ years of innovation Wedge Turning Frame Cast Cutter 1937 1946 Dr. Homer H. Stryker Orthopaedic Surgeon and Inventor75+ years of innovation Wedge Turning Frame Cast Cutter 1937 1946 Dr. Homer H. Stryker Orthopaedic Surgeon and Inventor

stryker



Know more.
Cut less.

Know how some things are simply better together? Like the knowledge that comes from a CT-based plan that captures each patient's unique anatomy, and Mako's AccuStop™ haptic technology, which helps you use this knowledge to precisely and accurately cut what you've planned.[1,2,3]

So you know more and cut less.[4,5,6,7*]
That's Mako. SmartRobotics™.


stryker
stryker
Mako
Mako
Mako

Visit makosmartrobotics.com to learn more.

Financial results $15 $14 $13.6 billion $13 Annual net sales globally in 2018 $12 $11% 17.1 $10 CAGR in net sales over 39-year period $9 $8 39 $7 Straight years of sales growth $6 $5 $4 $3 $2 $1 $0 ‘79 ’18 BillionsFinancial results $15 $14 $13.6 billion $13 Annual net sales globally in 2018 $12 $11% 17.1 $10 CAGR in net sales over 39-year period $9 $8 39 $7 Straight years of sales growth $6 $5 $4 $3 $2 $1 $0 ‘79 ’18 Billions stryker

Our company strategy

Drive market leading growth and achieve category leadership in MedSurg Equipment, Orthopaedics, and Neurotechnology/Spine

Customer focus

- Intense customer commitment and dedication through business unit specialization
- Achieve highest levels of customer engagement through innovative, high quality products and collaboration

Innovation

- Make healthcare better through evidence-based products and services that improve outcomes
- Drive growth through disciplined investment in R&D and BD

Globalization

- Focus resources, investment and talent on key global markets
- Strengthen alignment among franchises, country teams and global functions

Cost transformation

- Drive operational efficiency to reinvest in growth
- Continuously reduce costs and expand margins to optimize shareholder value

Talent offense – People and culture
Quality first – Top tier products and services

Committed to acquisitions

stryker

We continue to enhance our portfolio's depth and breadth with strategic mergers and acquisitions.

Color key:
- Core business
- Adjacency
- Pending



2011
Concentric
Orthovita
Memometal
Neurovascular
2012
Surpass
2013
Trauson
MAKO
2014
Patient Safety Technologies
Berchtold Holding
CoAlign Innovations, Inc.
Pivot Medical
Small Bone Innovations
2015
Muka Metal
CHG Hospital Beds
2016
Synergetics USA's Neuro Portfolio
Ivy Sports Medicine, LLC
Vertebral Compression Fracture Portfolio from BD
SafeWire
Restore Surgical LLC, DBA Instratek
Sage Products
Stanmore Implants Worldwide
Physio-Control International
2017
NOVADAQ Technologies, Inc.
Vexim
2018
Invuity, Inc.
K2M Group Holdings, Inc.
Hygia Health Services
SafeAir AG
Entellus Medical, Inc.
HyperBranch Medical Technology, Inc.
2019
Wright Medical
Arrinex, Inc.
Mobius Imaging & Cardan Robotics

Strategic synergies and scope Category leadership and scale in shoulder, foot & ankle, and biologics Strong US and OUS presence Differentiated and complementary platform technologies Likeminded cultures 13Strategic synergies and scope Category leadership and scale in shoulder, foot & ankle, and biologics Strong US and OUS presence Differentiated and complementary platform technologies Likeminded cultures 13

Gordon Van Ummersen Vice President & GM, ExtremitiesGordon Van Ummersen Vice President & GM, Extremities

Trauma & Extremities Stryker’s Trauma & Extremities portfolio addresses the treatment of long and small bone fractures and reconstructive extremities solutions. Nailing Plating Shoulder External Fixation Foot & Ankle BiologicsTrauma & Extremities Stryker’s Trauma & Extremities portfolio addresses the treatment of long and small bone fractures and reconstructive extremities solutions. Nailing Plating Shoulder External Fixation Foot & Ankle Biologics

stryker

Depth and specialization

Orthopaedics


Hips


Knees


Robotic-Arm Assisted Technology


Trauma


Extremities


Sports Medicine

Medical and surgical equipment


Power Tools and Surgical Equipment


Advanced Guidance Technologies


Minimally Invasive and Open Surgical Solutions


Infrastructure and Integration


Emergency Care and Acute Care


Reprocessing and Remanufacturing

Neurotechnology and spine


Craniomaxillofacial


Interventional Spine


ENT


Neurosurgical

Neurovascular


Spinal Implants and Biologics

Note: Not all products and services are available in all global markets.

Mike Panos North American President, Trauma & ExtremitiesMike Panos North American President, Trauma & Extremities

Positioned for global growth Team of 35,000+ employees worldwidePositioned for global growth Team of 35,000+ employees worldwide

What makes our workplace special? Stryker is a great place to work because … we improve people’s lives. Customers and patients are at the heart of everything we do. Our work transforms people’s lives every day. We deliver quality products that make life better for everyone who counts on us. we own our careers. We help every employee to discover their strengths, follow their passion, and grow with a growing company. we win with a winning team. We are driven, and we deliver results. We constantly challenge ourselves to achieve more. We win the right way and do what we say. What makes our workplace special? Stryker is a great place to work because … we improve people’s lives. Customers and patients are at the heart of everything we do. Our work transforms people’s lives every day. We deliver quality products that make life better for everyone who counts on us. we own our careers. We help every employee to discover their strengths, follow their passion, and grow with a growing company. we win with a winning team. We are driven, and we deliver results. We constantly challenge ourselves to achieve more. We win the right way and do what we say.

Global recognition A few of our most recent honors › Best Workplaces in › Best Workplaces in Japan Australia › Best Workplaces in Korea › Best Workplaces in Brazil: › Best Workplace in Mexico: Multinational Micro Multinational › Best Workplaces in › Best Multinational Workplaces: Canada Netherlands › Best Workplaces in › Best Workplaces in Singapore Greater China › Best Workplaces in Spain › Best Workplaces in France (in the U.K.) (in the U.S.)Global recognition A few of our most recent honors › Best Workplaces in › Best Workplaces in Japan Australia › Best Workplaces in Korea › Best Workplaces in Brazil: › Best Workplace in Mexico: Multinational Micro Multinational › Best Workplaces in › Best Multinational Workplaces: Canada Netherlands › Best Workplaces in › Best Workplaces in Singapore Greater China › Best Workplaces in Spain › Best Workplaces in France (in the U.K.) (in the U.S.)